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                                                                EXHIBIT 10(b)xix




                      ANADARKO RETIREMENT RESTORATION PLAN





                        Effective Date:  January 1, 1995
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                      ANADARKO RETIREMENT RESTORATION PLAN



                                  WITNESSETH:


         WHEREAS, Anadarko Petroleum Corporation (the "Company") has heretofore adopted the Anadarko Retirement Plan (the "Retirement Plan") for the benefit of its eligible employees; and

         WHEREAS, the Company has heretofore adopted the Anadarko Petroleum Corporation Executive Benefit Equalization Plan (the "Equalization Plan") to provide for the payment of certain pension and pension related benefits to certain of its employees who are members of the Retirement Plan so that the total defined benefits of such employees can be determined without regard to certain statutory limitations; and

         WHEREAS, the Company desires to replace and restate the portion of the Equalization Plan pertaining to the Retirement Plan in order to provide a separate program of supplemental benefits to the Retirement Plan, without gap or interruption and to amend such program of benefits in certain respects;

         NOW, THEREFORE, the Equalization Plan is hereby superseded and replaced with respect to benefits intended thereunder to supplement the Retirement Plan by this Anadarko Retirement Restoration Plan (the "Plan"), effective as of January 1, 1995:





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                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.01  INCORPORATION OF THE RETIREMENT PLAN

         The Retirement Plan, as it now exists and as it may be amended from time to time, is hereby incorporated by reference into and shall form a part of the Plan as fully as if set forth herein verbatim. The Retirement Plan, whenever referred to in the Plan, shall mean the Retirement Plan, as amended, as it exists as of the date any determination is made of benefits payable under the Plan. All capitalized terms used in the Plan shall have the meanings assigned to them under the provisions of the Retirement Plan unless otherwise defined herein or qualified by the context.

         1.02 DEFINITIONS. Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

         ACT:  The Employee Retirement Income Security Act of 1974, as amended.

         CODE:  The Internal Revenue Code of 1986, as amended.

         COMMITTEE: The Administrative Committee appointed by the Directors to administer the Plan.

         COMPANY:  Anadarko Petroleum Corporation and each other Employing
         Company.

         DIRECTORS: The Board of Directors of Anadarko Petroleum Corporation or the Compensation and Benefits Committee of the Board of Directors.

         EMPLOYING COMPANY:  Any entity which has adopted the Plan.

         LIMITATIONS: The aggregate of the limitations imposed under Section 401(a)(17) and Section 415 of the Code plus any amounts deferred as the result of an election by an Employee to defer compensation pursuant to a Company deferred compensation plan.

         PARTICIPANT: Any RRP Eligible Employee who has been designated by the Committee to participate in the Plan.

         PLAN YEAR: The twelve consecutive month period commencing upon January 1 of each year.

         RRP: The Anadarko Retirement Restoration Plan.





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         RRP ELIGIBLE EMPLOYEE:  Any Employee who is currently participating in the Retirement Plan and whose benefits are reduced by limitations in the Code or whose taxable compensation has been reduced as a result of an election by the Employee to defer compensation pursuant to a Company deferred compensation plan.

         1.03 NUMBER AND GENDER. Whenever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

         1.04 HEADINGS. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

         1.05 CONSTRUCTION. It is intended that the Plan be an unfunded plan which is not intended to meet the qualification requirements of section 401 of the Code, and provide benefits to Participants after the Code limits are exceeded in the qualified plan and all provisions herein shall be constructed in accordance with such intent.



                                      II.

                              PURPOSE OF THE PLAN

         The Company intends and desires to recognize the value to the Company of the past and present services of Employees in the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The Plan is made necessary by certain limitations which are imposed on the Retirement Plan by the Code, and the regulations promulgated thereunder. The Plan is intended to constitute an unfunded "deferred compensation plan" for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Act.



                                      III.

                                 ADMINISTRATION

         The Committee shall have full power and authority to interpret, construe and administer the Plan and the Committee's interpretations and construction hereof, and actions hereunder, including the determination of the timing, form, amount of receipt of





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any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith.



                                      IV.

                                  ELIGIBILITY

         At any time and from time to time, the Committee, in its sole discretion, shall designate the individuals who are Participants and the effective date and other terms and conditions of participation; provided, however, an individual may be a Participant only if the Committee determines that such individual is one of a select group of management or highly compensated employees of the Company.



                                       V.

                               AMOUNT OF BENEFIT

         The benefit payable to a Participant in the Plan, or his beneficiary or beneficiaries, shall be paid at the time and in the manner described in
Article VI hereof based upon an amount equal to the Actuarial Equivalent of the excess, if any of (a) over (b) where:

         (a) is the benefit that would have been payable to such employee or on his behalf to his beneficiary or beneficiaries under the Retirement Plan if the provisions of the Retirement Plan were administered without regard to the Limitations; and

         (b) is the benefit, if any, that is in fact payable to such employee or on his behalf to his beneficiary or beneficiaries under the Retirement Plan.


         Benefits determined under this Article shall be computed in accordance with the foregoing and with the objective that such recipient should receive under the Plan and the Retirement Plan that total amount which would have been payable to that recipient solely under the Retirement Plan without regard to the Limitations.

         In no event shall an employee who is not entitled to benefits under the Retirement Plan be eligible for a benefit under this Article.





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                                      VI.

                              PAYMENT OF BENEFITS

         The benefits payable under Article V hereof for any reason shall be payable in the same form and at the same time or times as the limited benefits are payable to the Participant, or following his death, on his behalf to his beneficiary or beneficiaries under the Retirement Plan and shall cease to any recipient at the same time as benefits payable to such recipient under the Retirement Plan shall cease. Notwithstanding the foregoing, however, the Committee may, in its sole discretion, direct that the benefits payable under
Article V hereof be actuarially adjusted and paid in a form which they may in their sole discretion elect.



                                      VII.

                               CHANGE OF CONTROL

         Upon a Change of Control, as defined in the Retirement Plan, other provisions of the Plan to the contrary notwithstanding, on or before the date which is 30 days after the occurrence of a Change of Control and the Participant's termination of employment (as defined in Section X of the Retirement Plan), the Company shall pay to each terminated Plan participant (or to such participant's beneficiary or beneficiaries, if applicable) a single, lump sum cash payment in an amount equal to the Actuarial Equivalent present value of such participant's accrued benefit under the Plan as of the date of such Change of Control. The preceding sentence shall also apply to a participant's remaining accrued benefit if such benefit is in pay status as of the date of such Change of Control. If any payment provided for in this paragraph is not made on or before the expiration of the 30-day period hereinabove described, interest shall accrue on the amount payable at the rate of the prime interest rate plus 5% as published in the Wall Street Journal for the date the Change of Control occurred from the date of such Change of Control.



                                     VIII.

                              PARTICIPANT'S RIGHTS

         Benefits payable under the Plan shall be a general, unsecured obligation of the Company to be paid by the Company from its own funds, and such payments shall not (a) impose any obligation upon the Trust Fund under the Retirement Plan; (b) be paid from the Trust Fund under the Retirement Plan; or
(c) have any effect whatsoever upon the Retirement Plan or the payment of benefits from the Trust Fund under the Retirement





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Plan.  No Participant participating in the Plan or his beneficiary or beneficiaries shall have any title to or beneficial ownership in any assets which the Company may earmark to pay benefits hereunder.



                                      IX.

                          AMENDMENT AND DISCONTINUANCE

         The Plan may be amended from time to time, or terminated and discontinued at any time, in each case at the sole discretion of the Committee; provided, however, that (a) no amendment shall be made, nor shall the Plan be terminated in a manner, which would reduce the benefits or rights to benefits of any individual accrued under the Plan (determined on the basis of each participant's presumed termination of employment as of the date of such amendment or termination) prior to the later of the adoption or the effective date of such amendment or termination, and (b) upon the occurrence of a Change of Control, the Board may not amend the Plan in a manner which would reduce the benefits provided to Participants immediately prior to such Change of Control.



                                       X.

                           RESTRICTIONS ON ASSIGNMENT

         Except upon receipt of a valid, executed Court Order, the interest of a Participant participating in the Plan or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, ledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy. Notwithstanding the foregoing, no payments will be made from this Plan until payments are made under the Retirement Plan.





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                                      XI.

                                 NATURE OF PLAN

         Any and all amounts set aside by the Company to discharge its obligations hereunder shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under the Plan unless the Company is then solvent. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so. The Company intends that the Plan be unfunded for the purpose of Title I of the Act.



                                      XII.

                              CONTINUED EMPLOYMENT

         Nothing contained herein shall be construed as conferring upon any employee the right to continue in the employ of the Company in any capacity, or affect in any way the right of the Company to terminate his employment at any time.



                                     XIII.

             BINDING ON COMPANY, PARTICIPANTS AND THEIR SUCCESSORS

         The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the participants and their respective heirs, executors, administrators and legal representatives.



                                      XIV.

                                 LAWS GOVERNING

         The Plan shall be construed in accordance with and governed by the laws of the State of Texas.





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EXECUTED as of January 1, 1995.


                                        ANADARKO PETROLEUM CORPORATION

                                        ________________________________________